Exhibit 99.1
REVOCABLE PROXY
IRON AND GLASS BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
[     ], 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Iron and Glass Bancorp, Inc. (“IRGB”) hereby appoints                      and           , and each or either of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of our common stock that the undersigned is entitled to vote at our special meeting of shareholders to be held at Le Mont Restaurant, 1114 Grandview Avenue, Pittsburgh, Pennsylvania, at 10:00 a.m., prevailing time, on           2008 and at any adjournment or postponement thereof, as fully as the undersigned could if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT OUR SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE, SUCH SHARES WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE.
This appointment of proxy confers certain discretionary authority described in the proxy statement/prospectus. A majority of said attorneys and appointments of proxy present at the special meeting, or if one shall be present, then that one, may exercise all the powers hereunder.
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued, and to be marked, signed and dated, on the other side)
IRON AND GLASS BANCORP, INC. — SPECIAL MEETING,          2008
YOUR VOTE IS IMPORTANT!
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Special Meeting of Shareholders	Revocable Proxy	Please mark as	☒
2008	IRON AND GLASS	indicated in this
	BANCORP, INC.	example

		For	Against	Abstain

1.	Proposal to approve IRGB’s merger with and into F.N.B. Corporation, and the other transactions contemplated by the Agreement and Plan of Merger dated as of February 14, 2008 between IRGB and F.N.B. Corporation.	☐	☐	☐

2.	Proposal to approve the adjournment of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment, postponement or continuation of the special meeting.
The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.
This proxy should be dated, signed by the shareholder exactly as his or her name appears hereon and returned promptly to in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Signature	Signature	Date

TO VOTE BY MAIL DETACH ABOVE CARD,
MARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE